UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) - December 21, 2009
VUZIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-53846	04-3392453
(Commission File Number)	(IRS Employer Identification No.)
75 Town Centre Drive, Rochester, New York 14623
(Address of principal executive offices)(Zipcode)
(585) 359-5900
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 21, 2009, Vuzix Corporation (the “Company”) amended and restated its certificate of incorporation. Under the amended and restated certificate of incorporation, the number of shares of common stock the Company is authorized to issue was increased from 400,000,000 shares to 700,000,000 shares and the number of shares of preferred stock the Company is authorized to issue was decreased from 6,745,681 shares, of which 500,000 were designated as Series C 6% Convertible Preferred Stock, to 5,000,000 shares, all of which were undesignated.
     The amended and restated certificate of incorporation also provides that:
•	the authorized number of the Company’s directors may be changed only by resolution of the Company’s board of directors;

•	all vacancies on the Company’s board of directors, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if such number is less than a quorum;

•	any action to be taken by the Company’s stockholders may be effected only at a duly called annual or special meeting of stockholders and not by written consent;

•	special meetings of the Company’s stockholders may be called only by the Company’s chairman of the board or chief executive officer or by the Company’s board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.
     The amended and restated certificate of incorporation also provides that amendment of any of the foregoing provisions and certain provisions of the Company’s amended and restated bylaws would require approval by the holders of at least two-thirds of the Company’s voting stock then outstanding.
     A copy of the Company’s amended and restated certificate as filed with the Secretary of State of the State of Delaware on December 21, 2009 is attached hereto as Exhibit 3.1 and is incorporated herein by reference.
Item 8.01 Other Events
     On December 24, 2009, the Company closed its initial public offering of 31,180,157 units (“Units”) at a price of Cdn$0.20 per Unit resulting in gross proceeds of Cdn$6,236,031.40 (the “Offering”). Each Unit consists of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one-half of one common stock purchase warrant. Each whole warrant is exercisable to acquire one share of Common Stock at a price of Cdn$0.30 at any time up to 36 months following the closing of the Offering.
     The Offering was made: (i) in Canada through a syndicate of agents led by Canaccord Financial Ltd. and Bolder Investment Partners, Ltd.; and (ii) in the United States with Canaccord Adams Inc., as agent, and selling group participation by Lighthouse Financial Group LLC. For their services in connection with the Offering, the agents received a cash commission equal to 8% of the gross proceeds of the Offering and an aggregate of 3,897,519 compensation options (each, a “Compensation Option”). Each Compensation Option is exercisable to acquire one Unit at a price of Cdn$0.20 for a period of 12 months following the closing of the Offering. In addition, upon closing of the Offering, Canaccord Financial Ltd. and Bolder Investment Partners, Ltd. received an aggregate of 2,609,903 shares of

Common Stock in connection with certain fiscal advisory services provided to the Company and reimbursement of expenses incurred in the Offering.
     A copy of the press release issued by the Company in connection with the closing of the Offering is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
3.1	Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on December 21, 2009.

99.1	Press release issued by the Company on December 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2009	VUZIX CORPORATION
	By:	/s/ Paul J. Travers
Paul J. Travers
Chief Executive Officer and President

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